Exhibit 10.10
USA TRUCK, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Agreement”), made and entered into as of the ___ day of ___________, by and between USA Truck, Inc., a Delaware corporation (the “Company”), and _____________ (“Optionee”);

WITNESSETH:

WHEREAS, the Company has adopted the USA Truck, Inc. 2004 Equity Incentive Plan for employees, officers and directors of USA Truck, Inc. (the “Plan”) providing for the grant of incentive stock options to employees of the Company for the purchase of the Company’s Common Stock; and

WHEREAS, the Executive Compensation Committee (the “Committee”) acting under the Plan has determined to grant an incentive stock option under the Plan to Optionee, who is currently an employee of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed by and between the Company and Optionee as follows:

1.       Definitions.  As used in this Agreement, the following terms shall have the following meanings, respectively:

(a)        “Affiliate” shall have the meaning set forth in Article II of the Plan and shall include any party now or hereafter coming within that definition.

(b)        “Common Stock” shall have the meaning set forth in Article II of the Plan.

(c)        “Fair Market Value” shall have the meaning set forth in Article II of the Plan.

(d)        “Termination of Service” shall mean a termination of Optionee’s employment with the Company or an Affiliate for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement.  Any question as to whether and when there has been a Termination of Service for the purposes of this Agreement and the cause of such Termination of Service shall be determined by the Committee and such determination shall be final.  Transfer of Optionee’s employment without interruption of service between Affiliates of the Company, or between the Company and any Affiliate of the Company, shall not be considered a Termination of Service for purposes of this Agreement.  A Termination of Service shall be deemed to occur if the Optionee’s employment relationship is with an entity that ceases to be an Affiliate.

2.       Option.  Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee the option to purchase from the Company, as hereinafter set forth and in accordance with the vesting schedule set forth in Section 4 of this Agreement, ____ shares of the Common Stock of the Company at a price of $____ per share, exercisable in whole or from time to time in part for a period commencing on ________ and terminating at 5:00 p.m., Central time, on the first to occur of the following dates: (i) ________;  (ii) 30 days after the date of Optionee’s Termination of Service for any reason other than death, to the extent he was entitled to do so at the date of Termination of Service, or (iii) one year after the date of Optionee’s Termination of Service by reason of death, to the extent Optionee was entitled to do so at the date of Termination of Service.  Any provision of this Agreement to the contrary notwithstanding, the option granted hereunder shall expire and become null and void immediately upon Optionee’s Termination of Service by reason of Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion).  An option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.  This option shall expire and be void with respect to any shares of Common Stock subject hereto which have not been theretofore purchased by the end of the Option Period.

The option covered by this Agreement is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and shall be construed as such to the maximum extent permitted by law.

3.       Exercise During Employment.  Except as provided in Section 2 hereof, this option may not be exercised unless Optionee is at the time of exercise an employee of the Company or of an Affiliate.

4.       Vesting.  Subject to the provisions of Sections 2 and 3 hereof, this option may be exercised in increments over a period commencing on _________ and ending on ________ in accordance with the following table.  This option shall be exercisable with respect to each of the _______ increments during the period beginning on the vesting date and ending on the last date of the exercise period specified for such increment in the table below:

Last Date of
Increment                                   Vesting Date                                    Exercise Period
1.                   ___ shares                                  August 1, 20__                                      August 1, 20__
2.                   ___ shares                                  August 1, 20__                                      August 1, 20__
3.                   ___ shares                                  August 1, 20__                                      August 1, 20__

5.       Manner of Exercise.  To the extent this option has vested and becomes exercisable, this option may be exercised by delivery to the Treasurer of the Company or sent by United States registered mail addressed to the Company (for the attention of the Treasurer) at its corporate office in Van Buren, Arkansas a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which this option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 6 hereof.

6.       Payment.  The exercise price for shares purchased under this option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock that have been owned by the Optionee for more than six months and that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the option; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

7.       Delivery of Shares.  Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this option shall be made as soon as practicable following the receipt of notice of exercise and payment.  However, notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Agreement or make any other distribution of benefits under this Agreement unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any stock market, securities exchange or similar entity.

To the extent this Agreement provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock market or securities exchange.

8.       Adjustments.  In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in the number and kind of securities that are subject to any outstanding options covered by this Agreement and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.       Amendment, Suspension or Termination of Plan.  The amendment, suspension or termination of the Plan or a portion thereof shall not, without Optionee’s consent, materially adversely affect any rights under this Agreement theretofore granted to Optionee.  Any change or adjustment to this option shall not, without Optionee’s consent, be made in a manner so as to constitute a “modification” that would cause this option to fail to continue to qualify as an incentive stock option.

10.       Assignability.  This option may not be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by Optionee or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, Optionee may designate one or more beneficiaries on a Company-approved form who may exercise this option after Optionee’s death, to the extent permitted under Section 2.  During Optionee’s lifetime, the option covered by this Agreement may be exercised only by Optionee.

11.       No Rights as a Shareholder.  Optionee (or Optionee’s successor in interest if Optionee is deceased) shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate or certificates to Optionee (or such successor in interest) for such shares.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate or certificates are issued, except as provided in Section 8 hereof.

12.       Employment.  Nothing in this Agreement shall be deemed to constitute an employment contract or confer or be deemed to confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate Optionee’s employment or other relationship at any time, with or without cause.

   13.  Effect of Change in Control.

(a) Upon the occurrence of a “Change in Control” of the Company, the unvested portion of the Incentive Stock Option Award shall immediately vest as of the date of the occurrence of such event.

(b) The term “Change in Control” shall be deemed to have occurred when:

(i) Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (other than indirectly as a result of the Company’s redemption of its securities); or

(ii) The consummation of any merger or other business combination of the Company, a sale of  more than 50% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than 50% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii) Within any twelve-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

14.       Successors.  All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

15.       Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of this Agreement, such provision shall be stricken and the remainder of this Agreement shall remain in full force and effect.

16.       Choice of Law.  This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

17.       Option Subject to Plan.  By execution of this Agreement, Optionee agrees that this option and the shares of Common Stock to be received upon exercise hereof shall be governed by and subject to all applicable provisions of the Plan.

18.       Interpretation.  All questions of interpretation or application of the terms of this Agreement shall be determined by the Committee, and its determination shall be final and binding for all purposes upon Optionee and upon any person claiming by, through or under Optionee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

USA TRUCK, INC.

By:______________________________Clifton R. Beckham,  President

  ______________________________
Optionee